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                                                                  EXHIBIT (l)(6)

                                    FORM OF
                              PURCHASE AGREEMENT
                              ------------------


     Excelsior Funds, Inc. (the "Company"), a Maryland corporation, and Edgewood Services, Inc. ("Edgewood"), a New York corporation, hereby agree with each other as follows:

     1. The Company hereby offers Edgewood and Edgewood hereby purchases two Advisor Shares each of the Company's Blended Equity, Value and Restructuring, Intermediate-Term Managed Income and Large Cap Growth Funds at $10 per share. The Company hereby acknowledges receipt from Edgewood of funds in the total amount of $80 in full payment for the Advisor Shares.

     2. Edgewood represents and warrants to the Company that the Advisor Shares are being acquired for investment purposes and not with a view to the distribution thereof.

     IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ____ day of _____________, 1999.


                                        EXCELSIOR FUNDS, INC.



                                        By:__________________________

                                        Title:_______________________


                                        EDGEWOOD SERVICES, INC.



                                        By:__________________________

                                        Title:_______________________